                                                    Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                       U.S. TRANSPORTATION SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              33 West Main Street
                           Elmsford, New York 10523
                        (address of principal executive
                          office including zip code)

               Nevada                                 34-1397328
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)             Identification Number)

                       U.S. Transportation Systems, Inc.
                     Employee Stock and Stock Option Plan
                             (full title of plan)
                             --------------------

                             Mr. Michael Margolies
                                   President
                              33 West Main Street
                           Elmsford, New York 10523
                                (914) 345-3339
           (Name, address and telephone number of agent for service)

                                With Copies To:

                            Felice F. Mischel, Esq.
                    Schneck Weltman Hashmall & Mischel LLP
                          1285 Avenue of the Americas
                           New York, New York 10019
                                (212) 956-1500
                               ----------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
Title of                                                      Proposed            Proposed          Proposed
Each Class                                                    Maximum             Maximum           Amount of
of Securities                       Amount of                 Offering            Aggregate         Regis-
To Be                               Shares To Be              Price Per           Offering          tration
Registered                          Registered(1)             Security(1)         Price(1)          Fee
-----------                        --------------             -----------         --------          ----------
Common Stock                       2,000,000(1)                $1.9375           $3,875,000          $1,291.67
(par value $.01)
---------------------------------------------------------------------------------------------------------------

         (1) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Stock Market on October 15, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Plan Information.

         (a) 1.   The Name of the Plan is the U.S. Transportation Systems, Inc.
Employee Stock and Stock Option Plan.

             2. The purpose of the Plan is to attract and retain highly qualified employees and consultants to the Company

             3.   The Plan is not subject to the provisions of ERISA

             4. Participants may receive additional information about the Plan from Terry A. Watkins, Chief Financial Officer, U.S. Transportation Systems, Inc., 33 West Main Street, Elmsford, New York 10523. Telephone number
(914) 345-3339.

         (b) 1.   The securities offered pursuant to the Plan consist of Common
Stock, par value $.01 per share and Options of varying expirations to purchase Common Stock. There are a total of 2,000,000 Options or shares of Common Stock available for grant under the Plan.

         (c). Employees and consultants may participate in this Plan at the discretion of the Board of Directors.

         (d)-(j)  Not Applicable

Item 2.   Registrant Information and Employee Plan Annual Information.

         Not Applicable

Item 3.   Incorporation of Documents by Reference.

         The following documents filed with the Securities Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (1) Form 10-KSB/A for the year ended December 31, 1995, Commission File number 0-16140.

         (2) Forms 10-QSB/A for the periods ended March 31, 1996 and June 30, 1996, Commission File number 0-16140.


All documents subsequently filed by the Company pursuant to Sections 12(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         The validity of the securities registered hereby is being passed upon for the Company by Schneck Weltman Hashmall & Mischel LLP, 1285 Avenue of the Americas, New York, New York 10019.

Item 6.   Indemnification of Directors and Officers.

         Section 78.751 of the General Corporation Law of the State of Nevada provides to that a director of the Corporation shall not be liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty of a director.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

          4.1  Employee Stock and Stock Option Plan.

          5.1  Opinion of Counsel.

         23.1  Consent of Mahoney Cohen Rashba & Pokart, CPA, PC

         23.2  Consent of Moore Stephens, P.C.

         23.3  Consent of Counsel (included in Exhibit 5.1)

         24.1  Power of Attorney (contained on the signature page).

Item 9.   Undertakings.

         1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1993, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that this is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration;

                           iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities that at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on October 15, 1996.

U.S. TRANSPORTATION SYSTEMS, INC.


By: /s/MICHAEL MARGOLIES                   By: /s/TERRY A. WATKINS
    --------------------                       -------------------
         Michael Margolies                 Terry A. Watkins
         President and                     Chief Financial Officer
         Chief Executive Officer           (Principal Financial or Accounting
                                             Officer)



                               POWER OF ATTORNEY

         KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Margolies and Terry A. Watkins, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


Signature                     Capacity in Which Signed       Date
---------                     ------------------------       ----

/s/MICHAEL MARGOLIES          President and Chief            October 15, 1996
------------------------      Executive Officer
Michael Margolies


/s/JAY OWEN MARGOLIES         Director                       October 15, 1996
------------------------
Jay Owen Margolies



/s/K. THOMAS WEGERBAUER       Director                       October 15, 1996
------------------------
K. Thomas Wegerbauer


                              Director
------------------------
Robert I. Blackman

-------------------------     Director
Stanley Chason


/s/TERRY A. WATKINS           Chief Financial Officer        October 15, 1996
-------------------------     and Secretary (Principal
Terry A. Watkins              Accounting and Financial
                              Officer)